Exhibit 99.1

Innovative Industrial Properties Reports Third Quarter 2025 Results

Announced $270 Million Commitment Into IQHQ, A Premier Life Science Real Estate Platform

Closed on a New $100 Million Secured Revolving Credit Facility

SAN DIEGO, CA – November 3, 2025 – Innovative Industrial Properties, Inc. (NYSE: IIPR) ("IIP" or the "Company") announced today results for the third quarter ended September 30, 2025.

Executive Chairman Remarks

“We are pleased to have made our first investment outside of the cannabis industry during the third quarter with our $270 million financial investment into IQHQ, marking IIP’s return to growth and providing meaningful diversification and accretion for IIP's shareholders,” said Alan Gold, Executive Chairman of IIP. “In addition, the successful closing of our new $100 million credit facility reinforces our belief that our investment in the life science sector enhances both our access to, and cost of, capital. With a strong, low-leveraged balance sheet, this credit facility strengthens our financial flexibility and positions us to capitalize on the long-term growth of the life science industry.”

Third Quarter 2025 and Fourth Quarter to Date Highlights

Financial Results and Dividend

•	Total revenues of $64.7 million and net income attributable to common stockholders of $28.3 million, or $0.97 per share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Adjusted funds from operations ("AFFO") and normalized funds from operations ("Normalized FFO") of $48.3 million and $45.2 million, respectively.
•	Paid a quarterly dividend of $1.90 per common share on October 15, 2025 to stockholders of record as of September 30, 2025. Since its inception, IIP has paid over $1.0 billion in common stock dividends to its stockholders.

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$28,288	$0.97	$39,651	$1.37
Normalized FFO	45,156	1.60	59,525	2.08
AFFO	48,348	1.71	64,283	2.25

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.

IQHQ Investment

•	In August, the Company announced a strategic and diversifying $270 million commitment to invest in IQHQ, Inc. ("IQHQ"), a premier life science real estate platform with over $5 billion in total assets. The investment is comprised of two discrete financial investments that together are expected to earn a weighted average interest rate of greater than 14% per annum:
•	A $100 million commitment to a revolving credit facility ("RCF") with an initial term of three years, which can be extended for an additional 12 months upon payment of an extension fee.
•	A commitment to purchase up to $170 million of preferred stock ("Preferred Stock") of IQHQ. The Preferred Stock investment is expected to be funded in multiple tranches through the second quarter of 2027, subject to extensions at the option of IQHQ.
•	Warrants in IQHQ, subject to the satisfaction of certain funding milestones of the Preferred Stock.
•	In September, the Company closed on its initial investment into IQHQ, which totaled $105 million and was comprised of a $100 million investment into the RCF and a $5 million investment into the Preferred Stock. The remaining $165 million commitment of Preferred Stock is expected to be funded in multiple tranches between the fourth quarter of 2025 and the second quarter of 2027.

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Portfolio Update - Lease Defaults

•	In March 2025, the Company launched a strategic initiative aimed at improving long-term financial performance by replacing certain underperforming tenants with more financially stable, long-term operators. As part of this effort, it declared several tenants, including 4Front Ventures, Gold Flora, and TILT Holdings, in default for nonpayment of rent and is pursuing its legal rights, which may include evictions. Additionally, the Company commenced litigation against PharmaCann for its lease defaults and continues to actively seek possession of the properties located in New York, Illinois, Pennsylvania, and Ohio. The Company took back one of the PharmaCann retail properties in Colorado in September, and PharmaCann continues to pay full rent under the remaining four retail leases in Colorado. As previously disclosed, the Company has re-leased one property located in Warren, Michigan to Berry Green and, in August, the lease for the cultivation property in Massachusetts with PharmaCann was terminated and the Company took back possession of the property. The Company is actively working to recover amounts due from these tenants and to re-lease vacated properties.
•	The Company previously declared a default under a secured promissory note in the aggregate principal amount of $16.1 million (the "MIH Note"). The MIH Note was issued to the Company by the purchaser of four properties in California, and the MIH Note was secured by such four properties. In September 2025, due to the borrower's continued default and voluntary surrender, the Company took back possession and ownership of the four properties through a deed in lieu of foreclosure.

Balance Sheet Highlights (at September 30, 2025)

•	13% debt to total gross assets, with $2.7 billion in total gross assets.
•	Total liquidity was $79.4 million, consisting of cash and cash equivalents and short-term investments (each as reported in IIP’s consolidated balance sheet as of September 30, 2025) and availability under IIP’s revolving credit facility.

•          Debt service coverage ratio of 11.7x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Financing Activity

•	Issued 246,028 shares of Series A Preferred Stock under IIP’s “at-the-market” equity offering program for $5.9 million in net proceeds.
•	In October, closed on a new three-year, $100 million secured revolving credit facility (the “Secured Revolving Credit Facility”) with a federally regulated commercial bank. Borrowings under the Secured Revolving Credit Facility bear interest at one-month SOFR + 200 basis points (6.2% based on rates as of September 30, 2025) and is secured by the Company’s IQHQ investment. The Secured Revolving Credit Facility also includes a $35 million “accordion feature” that permits the Company to expand the borrowing capacity to a total of $135 million, subject to the addition of other lenders.

Property Portfolio Statistics (as of September 30, 2025)

•	Total property portfolio comprises 112 properties across 19 states, with 9.0 million rentable square feet "RSF" (including 483,000 RSF under development / redevelopment), consisting of:
•	Operating portfolio: 109 properties, representing 8.5 million RSF.
•	Under development / redevelopment portfolio consists of three properties expected to comprise 491,000 RSF at completion and is as follows:
•	236,000 square feet located at 63795 19th Avenue in Palm Springs, California (pre-leased)
•	192,000 square feet located at Inland Center Drive in San Bernardino, California
•	12-acre development site located at Leah Avenue in San Marcos, Texas

Financial Results

For the three months ended September 30, 2025, IIP generated total revenues of $64.7 million, compared to $76.5 million for the same period in 2024, a decrease of 15%. The decrease was primarily driven by a $14.9 million decrease due to tenant defaults for properties leased to PharmaCann, Gold Flora, TILT and 4Front. In addition, there was a decrease of $0.5 million related to properties that have been taken back or sold, and a decrease of $0.9 million in tenant reimbursement revenue primarily due to tenant defaults. These decreases were partially offset by a $1.4 million increase from the two properties acquired in 2024 and one property acquired in 2025, a $1.6 million increase from new leases on four existing properties, and a $1.6 million increase from annual contractual rent escalations.

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For the three months ended September 30, 2025, IIP applied $0.8 million of security deposits for the payment of rent on two properties leased to Verdant and a Sacramento-based tenant. For the three months ended September 30, 2024, IIP applied $1.4 million of security deposits for payment of rent on six properties leased to 4Front, TILT and Emerald Growth.

For the three months ended September 30, 2025, interest and other income increased by $1.7 million to $4.4 million, compared to $2.7 million for the three months ended September 30, 2024. The increase was primarily driven by the recognition of $2.7 million of consideration previously received on the MIH Note, which was initially recorded as a deposit liability and included in other liabilities on our consolidated balance sheet as the transaction did not qualify for recognition as a completed sale under GAAP. In September 2025, IIP recognized $2.7 million of considerations received to date as interest and other income on our consolidated statements of income in connection with the termination of the MIH note.

Dividend

On September 15, 2025, the Board of Directors declared a third quarter 2025 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on October 15, 2025 to stockholders of record as of September 30, 2025.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Tuesday, November 4, 2025 to discuss IIP’s financial results and operations for the third quarter ended September 30, 2025. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-877-328-5514 (domestic) or 1-412-902-6764 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Tuesday, November 4, 2025 until 12:00 p.m. Pacific Time on Tuesday, November 11, 2025, by calling 1-877-344-7529 (domestic), 855-669-9658 (Canada) or 1-412-317-0088 (international) and using access code 9148523.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2024, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company's expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

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INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	September 30,	December 31,
Assets	2025	2024
Real estate, at cost:
Land	$146,469	$146,772
Buildings and improvements	2,252,137	2,230,807
Construction in progress	57,713	62,393
Total real estate, at cost	2,456,319	2,439,972
Less accumulated depreciation	(324,855)	(271,190)
Net real estate held for investment	2,131,464	2,168,782
Life science investments	105,240	—
Construction loan receivable	22,800	22,800
Cash and cash equivalents	36,671	146,245
Investments	5,258	5,000
Right of use office lease asset	621	946
In-place lease intangible assets, net	6,577	7,385
Other assets, net	29,283	26,889
Total assets	$2,337,914	$2,378,047

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$290,229	$297,865
Revolving credit facility	50,000	—
Building improvements and construction funding payable	4,298	10,230
Accounts payable and accrued expenses	15,244	10,561
Dividends payable	54,793	54,817
Rent received in advance and tenant security deposits	51,196	57,176
Other liabilities	8,813	11,338
Total liabilities	474,573	441,987
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 1,807,682 and 1,002,673 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	42,743	23,632
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,022,975 and 28,331,833 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	28	28
Additional paid-in capital	2,110,486	2,124,113
Dividends in excess of earnings	(289,916)	(211,713)
Total stockholders’ equity	1,863,341	1,936,060
Total liabilities and stockholders’ equity	$2,337,914	$2,378,047

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INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rental (including tenant reimbursements)	$64,292	$76,052	$198,855	$230,219
Other	393	474	443	1,554
Total revenues	64,685	76,526	199,298	231,773

Expenses:
Property expenses	7,951	7,295	22,197	20,867
General and administrative expense	8,681	9,330	25,768	28,553
Depreciation and amortization expense	18,639	17,944	55,530	52,567
Impairment loss on real estate	—	—	3,527	—
Total expenses	35,271	34,569	107,022	101,987
Gain (loss) on sale of real estate	—	—	—	(3,449)
Income from operations	29,414	41,957	92,276	126,337
Interest and other income	4,416	2,685	7,599	8,435
Interest expense	(4,525)	(4,427)	(13,469)	(13,136)
Net income	29,305	40,215	86,406	121,636
Preferred stock dividends	(1,017)	(564)	(2,676)	(1,240)
Net income attributable to common stockholders	$28,288	$39,651	$83,730	$120,396
Net income attributable to common stockholders per share:
Basic	$0.99	$1.38	$2.91	$4.21
Diluted	$0.97	$1.37	$2.87	$4.16
Weighted-average shares outstanding:
Basic	27,912,881	28,254,565	28,036,179	28,216,946
Diluted	28,303,600	28,579,687	28,402,063	28,548,050

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INNOVATIVE INDUSTRIAL PROPERTIES, INC.

FFO, NORMALIZED FFO AND AFFO

For the Three and Nine Months Ended September 30, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net income attributable to common stockholders	$28,288	$39,651	$83,730	$120,396
Real estate depreciation and amortization	18,639	17,944	55,530	52,567
Impairment loss on real estate	—	—	3,527	—
Disposition-contingent lease termination fee, net of loss on sale of real estate(1)	—	—	—	(451)
FFO attributable to common stockholders (basic)	46,927	57,595	142,787	172,512
Cash and non-cash interest expense on Exchangeable Senior Notes	—	—	—	28
FFO attributable to common stockholders (diluted)	46,927	57,595	142,787	172,540
Litigation-related expense	604	210	1,423	520
Loss (gain) on partial repayment of Notes due 2026	—	—	(32)	—
Income on seller-financed notes(2)	(2,375)	268	(1,058)	1,074
Deferred lease payments received on sales-type leases(3)	—	1,452	25	4,370
Normalized FFO attributable to common stockholders (diluted)	45,156	59,525	143,145	178,504
Stock-based compensation	2,684	4,316	7,434	13,002
Non-cash interest expense	485	419	1,431	1,208
Above-market lease amortization	23	23	69	69
AFFO attributable to common stockholders (diluted)	$48,348	$64,283	$152,079	$192,783
FFO per common share – diluted	$1.66	$2.02	$5.03	$6.04
Normalized FFO per common share – diluted	$1.60	$2.08	$5.04	$6.25
AFFO per common share – diluted	$1.71	$2.25	$5.35	$6.75
Weighted average common shares outstanding – basic	27,912,881	28,254,565	28,036,179	28,216,946
Restricted stock and RSUs	390,719	299,770	365,884	293,105
PSUs	—	25,352	—	25,352
Dilutive effect of Exchangeable Senior Notes	—	—	—	12,647
Weighted average common shares outstanding – diluted	28,303,600	28,579,687	28,402,063	28,548,050

(1)	Amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of IIP’s property in Los Angeles, California, net of the loss on sale of the property of $3.4 million.
(2)	Amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by IIP in connection with IIP's disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on IIP consolidated balance sheet. For both the three and nine months ended September 30, 2025, the negative amounts resulted from the recognition of $2.6 million of non-refundable cash payments received on the MIH Note as interest and other income in connection with the termination of the seller-financed note.
(3)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s consolidated balance sheet as of September 30, 2025, as the transactions did not qualify for recognition as completed sales. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

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Non-GAAP Financial Measures

Funds From Operations (FFO)

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Normalized Funds from Operations (Normalized FFO)

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP's core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP's operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP's operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of IIP's core business operations.

During the three months ended September 30, 2025, IIP revised its presentation of Normalized FFO to include two adjustments related to income on seller-financed notes and deferred lease payments received on sales-type leases that were previously reflected in adjusted funds from operations (“AFFO”), which has been reflected for all periods presented. Management believes this change better aligns the Company’s presentation with its assessment of core operating performance and improves comparability with industry peers. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Adjusted Funds from Operations (AFFO)

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For the nine months ended September 30, 2024, FFO (diluted), Normalized FFO and AFFO, and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock as of the Exchangeable Senior Notes were exchanged at the beginning of the respective reporting period. The Exchangeable Senior Notes matured in February 2024.

For the three and nine months ended September 30, 2024, the performance share units (“PSUs”) granted to certain employees were included in dilutive securities to the extent the performance thresholds for vesting of the PSUs were met as measured as of September 30, 2024. The PSUs expired on December 31, 2024.

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IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332

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